SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2022

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd. San Diego, California 92123
(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2022, we announced that Jim Hollingshead resigned as our president – sleep and respiratory care business, effective as of May 5, 2022, to pursue an opportunity with a new employer. In connection with his resignation, Robert (“Rob”) Douglas, our president and chief operating officer, has been appointed to serve as our interim president – sleep and respiratory care business. We intend to commence a search for a permanent president – sleep and respiratory care business. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Mr. Douglas was appointed ResMed Inc.’s president in March 2013 and chief operating officer in September 2011; together with ResMed’s chief executive officer, Michael (“Mick”) Farrell, he holds full operational responsibility for ResMed and its subsidiaries.

There are no family relationships between Mr. Douglas and any director or executive officer of ResMed that are required to be disclosed under Item 401(d) of Regulation S-K, and there are no transactions between ResMed and Mr. Douglas that would require disclosure under Item 404(a) of Regulation S-K. The information concerning Mr. Douglas required under Item 401 of Regulation S-K is contained in ResMed’s proxy statement dated October 6, 2021 and is incorporated here by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by ResMed Inc. on May 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL, document)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: May 11, 2022	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general
counsel and secretary

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